                                  SCHEDULE 14A
                                 (Rule 14a-101)
   Information Required in Proxy Statement To Section 14(a) Of The Securities
                              Exchange Act Of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                             MEDIA ARTS GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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
MEDIA ARTS GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 24, 1997

To The Stockholders:

  Please take notice that the annual meeting of the stockholders of Media Arts Group, Inc. (the "Company") will be held on September 24, 1997, at 9:00 a.m. at the Company's offices at 521 Charcot Avenue, San Jose, California, for the following purposes:

     1. To elect five directors to hold offices for one year terms or until their successors are elected and qualified.

     2. To consider approval to amend the Company's Employee Stock Option Plan to increase the number of shares reserved for issuance thereunder from 824,863 to 1,124,863.

     3. To consider and vote upon a proposal to ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending March 31, 1998.

     4. To transact such other business that may come before the meeting and any adjournments or postponements thereof.

  Stockholders of record at the close of business on July 28, 1997 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of Media Arts Group, Inc.

                                     By Order of the Board of Directors


                                     /s/  James F. Landrum, Jr.
                                     Vice President, General Counsel
                                     Corporate Secretary

San Jose, California
September 10, 1997

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying pre-paid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                             MEDIA ARTS GROUP, INC.
                               521 CHARCOT AVENUE
                           SAN JOSE, CALIFORNIA 95131

  The accompanying proxy is solicited by the Board of Directors of Media Arts Group, Inc., a Delaware corporation ("Media Arts" or the "Company"), for use at the Annual Meeting of Stockholders to be held September 24, 1997 at 9:00 a.m., or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is September 10, 1997, the approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent or given to stockholders.

                       SOLICITATION AND VOTING OF PROXIES

  The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

  Only stockholders of record as of the close of business on July 28, 1997 will be entitled to vote at the meeting and any adjournment or postponement thereof. As of that date, there were 11,030,052 shares of common stock of the Company, par value $.01 per share ("Common Stock"), issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's By-Laws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

  All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                     QUORUM; ABSTENTIONS; BROKER NON-VOTES

  Under the Company's By-Laws and Delaware law: (1) shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) the five director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and (3) proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval of that proposal and thus will not be counted as votes for or against that proposal.

                  DEADLINE OF RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's next annual meeting of stockholders must be received by the Company no later than May 29, 1998 in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

  An annual report on Form 10-K (excluding exhibits) for the fiscal year ended March 31, 1997 is enclosed with this Proxy Statement.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information, as of June 30, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) the Chief Executive Officer and other highly compensated executive officers of the Company as of March 31, 1997, whose total salary and bonus compensation for the fiscal year ended March 31, 1997 exceeded $100,000 and (iv) all executive officers and directors of the Company as a group.

                         NAME AND ADDRESS OF
                         BENEFICIAL OWNERS (1)                         NUMBER OF SHARES            PERCENTAGE OF CLASS
                ---------------------------------------                --------------------        ------------------------
                Kenneth E. Raasch (2) (3)                                   3,851,875                    34.4
                Chairman & Chief Executive Officer

                Thomas Kinkade                                              3,321,043                    30.1
                Director

                Levine Leichtman Capital Partners, L.P. (4)                 1,117,693                    10.0

                Hyprom S.A. (5)                                               894,604                     7.7

                Raymond A. Peterson (6)                                       138,726                     1.2
                Chief Financial Officer and
                Senior Vice President of Finance

                Daniel P. Byrne (7)                                           108,476                        *
                Senior Vice President of Marketing

                Michael L. Kiley (9)                                           50,000                        *
                Director

                Norman A. Nason (10)                                           16,181                        *
                Director

                Norman T. Mahoney (11)                                          6,000                        *
                Director

                As a group (9 persons) executive
                officers and directors (12)                                 7,594,801                     64.9

------------

* less than 1 percent

(1) Except as otherwise noted, the persons named in the table have the sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to the information contained in the footnotes to this table.

(2) The shares owned by Mr. Raasch are held by Kenneth E. Raasch and Linda Louise Raasch, as Trustees of the Raasch Family Trust, May 18, 1993.

(3) Includes 165,517 shares of Common Stock which may be acquired upon the conversion of a $1,200,000 promissory note issued to Linda Louise Raasch, the wife of Mr. Raasch, on June 30, 1995. See "Certain Relationships and Related Transactions." Also includes 15,000 shares subject to options held by Mr. Raasch.

(4) Information was derived from a Schedule 13D filed with the Securities and Exchange Commission on February 26, 1997. However in a letter dated July 9, 1997, the Company was informed that the named stockholder's sold 31,000 shares of Common Stock. The general partner of the named stockholder is Levine Leichtman Capital Partners, L.P.

(5) Includes an aggregate of 298,953 shares of Common Stock underlying two warrants held by Hyprom S.A.

(6)      Includes 135,726 shares subject to options held by Mr. Peterson.

(7)      Includes 107,976 shares subject to options held by Mr. Byrne.

(8)      Includes 75,000 shares subject to options held by Mr. Fleming.

(9)      Includes 50,000 shares subject to options held by Mr. Kiley.

(10)     Includes 11,181 shares subject to options held by Mr. Nason.

(11)     Includes 5,000 shares subject to options held by Mr. Mahoney.

(12) Includes an aggregate of 427,383 shares subject to options held by the directors and executive officers and 165,517 shares that may be acquired beneficially by Mr. Raasch upon the conversion of a promissory note.

DIRECTORS & OFFICERS

         Set forth below is a chart listing the positions held by the Company's current Directors:

                      NAME                       POSITIONS WITH THE                 DIRECTOR SINCE
                                                      COMPANY
                  Kenneth E. Raasch            Chief Executive Officer                     1990
                                               & Chairman of the Board
                  Thomas Kinkade               Art Director, Director                      1990
                  Michael L. Kiley             Director                                    1997
                  Norman T. Mahoney            Director                                    1997
                  Norman A. Nason              Director                                    1993


  The ages, principal occupations and positions for the past five years, and in certain cases prior years, of each of the directors and executive officers of the Company are as follows:

  KENNETH E. RAASCH, age 37, has been the Chairman, President and Chief Executive Officer of the Company since its inception in March 1990. On May 8, 1997 he relinquished the position of President and became Chairman and Chief Executive Officer of the Company. He was the President and majority shareholder of First Med Corp, Inc., a medical billing and management company, from August 1988 until January 1990 when it was sold to Medaphis Corp., a public company. He was President of Trustec Financial Group, Inc., the general partner of Beta Associates, a pension fund, for the previous two years. Mr. Raasch also has served as the exclusive manager, agent and representative of Thomas Kinkade pursuant to the Management Agreement between Mr. Kinkade and Mr. Raasch. See "Certain Relationships and Related Transactions - Management Agreement between Thomas Kinkade and Kenneth E. Raasch".

  THOMAS KINKADE, age 39, has been the Art Director and a member of the Board of Directors of the Company since its inception in March 1990. In addition, Mr. Kinkade has provided artwork to the Company for its productions since the Company's inception. Prior to March 1990, Mr. Kinkade was a self-employed artist.

  CRAIG FLEMING, age 42, has been the President of the Company since May 1997. He was the Vice President of Sales for the Company from October 1996 to May 1997. For the two years prior to joining the Company, Mr. Fleming was the Executive Vice President of Sales for Home Cable Concepts, Inc., specializing in direct TV satellite dishes. Prior to employment with Home Cable Concepts, Mr. Fleming was the Vice President of Sales for Dorling Kindersley Family Library, a direct seller of children's books.

  MICHAEL L. KILEY, age 52, has been a director of the Company since January 1997. In 1978, he founded and has since served as Pastor of Home Church. For the seven years prior to founding Home Church Mr. Kiley co-owned Business Exchange, Inc. a company specializing in building a cooperative buying service among 400 business owners.

  NORMAN T. MAHONEY, age 67, has been a director of the Company since March 1997. From 1988 to 1995 he served as a consultant to Scott & Fetzler Corporation, a diversified manufacturer whose product lines include Kirby brand vacuum cleaners, and encyclopedias and educational materials. For the previous five years Mr. Mahoney served as President and CEO for Kirby Company, a division of Scott & Fetzler Corporation.

  NORMAN A. NASON, age 56, has been a director of the Company since April 1993. In 1976 he founded, and has since served as President, of Saratoga Commercial Real Estate Brokerage Corporation and Saratoga Management Corporation, companies that are involved in selling, leasing and managing commercial property.

  RAYMOND A. PETERSON, age 51, C.P.A. has been the Chief Financial Officer of the Company and Vice President of Finance since May 1993. He was the Chief Executive Officer of Peterson, Sense & Company, a certified public accounting firm, for the previous 15 years, during which time he provided accounting, tax and financial planning services for the Company. Prior to this, Mr. Peterson was the Corporate Tax Manager for Raychem Corporation, a Fortune 500 multi-national manufacturing corporation, where he implemented internal tax reporting systems for use by 32 international subsidiaries, and engaged in tax planning, research and forecasting of international corporate taxes. Prior to that, Mr. Peterson was a Senior Tax Accountant with Peat Marwick & Mitchell (currently, KPMG Peat Marwick).

  DANIEL P. BYRNE, age 35, has been the Vice President of Marketing of the Company since March 1992. He was employed by the Bradford Exchange, Ltd., an established manufacturer and marketer of collectible giftware, from October 1988 until February 1992 as Manager of Product Development and Manager of Concept Development. Mr. Byrne also served as the Product Manager of Precious Moments Collection, a multi-million dollar product line of Enesco Corporation, a subsidiary of Stanhome Inc., for a period of three years.

   JAMES F. LANDRUM, JR., age 33, has been the General Counsel for the Company since February 1995 and appointed to Vice President and Corporate Secretary on
April 30, 1997.   He was self employed as an attorney and business consultant for the two years prior to joining the Company.

  Meetings of the Board of Directors. During the fiscal year ended March 31, 1997, the Board of Directors held thirteen meetings. No director attended less than 75% of the total number of meetings of the Board of Directors and of the committees of the Board of Directors on which such director served during fiscal 1997.

  The Company does not have a standing Nominating Committee, but does have an Audit Committee and a Compensation Committee.

  The Audit Committee's function is to review, with the Company's independent public accountants, management and the Board of Directors, the Company's financial reporting processes and internal financial controls. The Audit Committee reviews the results of the examination of the Company's financial statements by the independent public accounts and the independent public accountants' opinion. The Audit Committee also approves all professional services performed by the independent public accountants, recommends the retention of the independent public accountants to the Board of Directors, subject to ratification by the stockholders, and periodically reviews the Company's accounting policies and internal accounting and financial controls. During fiscal 1997, the Audit Committee was composed of Michael Kiley, Norman Nason and Robert Wallace (resigned February 26, 1997). The Audit Committee held two meetings during the fiscal year ended March 31, 1997.

  The Compensation Committee's primary function is to review and recommend salary levels of, to approve bonus plans for, and approve stock option grants to executive officers, and to set the compensation of the Chief Executive Officer. During fiscal 1997, the Compensation Committee was composed of Michael Kiley, Norman A. Nason and Robert Wallace (resigned February 26, 1997). The Compensation Committee met twice during the fiscal year ended March 31, 1997.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

  The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the other highly compensated executive officers of the Company whose salary and incentive compensation exceeded $100,000 for the year ended March 31, 1997.

                           SUMMARY COMPENSATION TABLE



                                                                                         LONG-TERM            ALL OTHER
                                                  ANNUAL COMPENSATION                   COMPENSATION        COMPENSATION
                              -------       -----------------        --------------    -------------
    NAME AND PRINCIPAL                                                                     AWARDS
         POSITION                                                                          OPTIONS
                               YEAR               SALARY                  BONUS           (SHARES)
                              -------       -----------------        --------------    -------------        -------------
  KENNETH E. RAASCH            1997              $  352,586                                    -                  -
 PRESIDENT AND CHIEF           1996                 335,286                 -
  EXECUTIVE OFFICER            1995                 363,075                 -                  -                  -

   DANIEL P. BYRNE             1997              $  148,244             $  6,798
SENIOR VICE PRESIDENT          1996                 152,466                 -                  -                  -
    OF MARKETING               1995                 136,992                 -                  -                  -

RAYMOND A. PETERSON            1997              $  133,995             $  6,798            25,000                -

    CHIEF FINANCIAL            1996                 129,080              10,000              5,000                -
    OFFICER AND SENIOR         1995                 122,917                 -                  -                  -




  The following table provides specific information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended March 31, 1997 to the persons named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                               POTENTIAL REALIZABLE
                                                                                                                 VALUE AT ASSUMED
                                                                                                                  ANNUAL RATES OF
                                                                                                                   STOCK PRICE
                                                                                                                 APPRECIATION FOR
                                                                                                                   OPTION TERM (3)

            NAME                   OPTIONS         % OF TOTAL           EXERCISE           EXPIRATION          5%($)        10%($)
                                   GRANTED           OPTIONS            OR BASE               DATE
                                   (#)(1)             GRANTED             PRICE
                                                        TO              ($/SH)(2)
                                                     EMPLOYEES
                                                     IN FISCAL
                                                       YEAR
      KENNETH E. RAASCH                 -                 -                   -               -                -              -

      DANIEL P. BYRNE                   -                 -                   -               -                -              -

      RAYMOND A. PETERSON           25,000              17%               $2.437            2/3/07             -          250,686



____________

(1) Generally, the right to exercise an option under the Company's Employees Stock Option Plan (the "Plan") vests as to one-fifth of the shares subject to the option on each anniversary of the date of grant. The Plan permits the grant of both incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code"), and nonstatutory stock options. The exercise price of incentive stock options must at least equal the fair market value of the Common Stock of the Company on the date of grant. The exercise price of nonstatutory stock options must equal at least 85% of the fair market value of the Common Stock of the Company on the date of grant. The exercise price of incentive stock options or nonstatutory stock options granted to any person who at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary corporations must be at least 110% of the fair market value of the Common Stock of the Company on the date of grant and the term of such options cannot exceed five years or five years and one day, respectively.

(2) The option was granted based upon market value on the date of grant as determined by the Company.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option-holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES AND FISCAL 1997 YEAR-END VALUE

  The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended March 31, 1997, and unexercised options held as of March 31, 1997, by the persons named in the Summary Compensation Table. No persons named in the Summary Compensation Table exercised options during the fiscal year ended March 31, 1997.

             AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END VALUES

                                        NUMBER OF UNEXERCISED OPTIONS                    VALUE OF UNEXERCISED
                                           HELD AT MARCH 31, 1997                      IN-THE-MONEY OPTIONS AT
                                                                                           MARCH 31, 1997(2)

            NAME                    EXERCISABLE (1)       UNEXERCISABLE (1)     $ EXERCISABLE        $ UNEXERCISABLE(1)
                                         #                      #
      KENNETH E. RAASCH                 15,000                     -                     -                    -

      DANIEL P.  BYRNE                 107,725                     -                235,201                    -

      RAYMOND A. PETERSON               86,725                49,000                195,826                 105,875

(1) Company stock options generally vest one-fifth on the first anniversary of the date of grant and one-fifth per year thereafter. These options are exercisable only to the extent vested.

(2) The value of the unexercised in-the-money options is based on the closing price of the Company's Common Stock on March 31, 1997 ($4.875 per share) and is net of the exercise price of such options.

COMPENSATION OF DIRECTORS

  Board members other than the Company's outside directors receive no compensation for attending Board meetings, except for reimbursement of certain expenses in connection with attendance at Board meetings and Committee meetings. The Company's outside directors receive $2,000 per meeting as compensation for their services as Directors. In addition, one of the outside directors, Norman A. Nason, received $15,000 annually for serving as a board member, for the fiscal year ended March 31, 1997.

  In addition to cash compensation, the Company's nonemployee directors are entitled to participate in the Company's Stock Option Plan for Outside Directors (the "Director Plan"). The Board of Directors and the stockholders of the Company approved the Director Plan on February 15, 1994 and reserved 50,000 shares of Common Stock for issuance thereunder. As of June 30, 1997 the aggregate market value of such shares was $243,750. On the approval date of the Director Plan, the Company's then current nonemployee directors, Messrs. Morse and Nason, received an initial grant of an option to purchase 7,909 shares of Common Stock at an exercise price of $7.11 per share. After the approval date of the Director Plan, any new nonemployee director is entitled to receive on the first business day following such director's appointment an initial grant of an option to purchase 5,000 shares of Common Stock under the Director Plan. Following an initial grant, on the business day following each annual meeting of the Company's stockholders, each nonemployee director who will then have served at least one year as a director of the Company is entitled to receive a grant of an option to purchase an additional 1,500 shares of Common Stock. All options granted under the Director Plan are non-qualified and have an exercise price per share equal to the fair market value of the Common Stock, as determined pursuant to the Director Plan. The options are immediately and fully exercisable as of their respective grant dates and terminate upon the earlier of (i) the tenth anniversary of the grant date, (ii) the expiration of the three-month period following the termination of the participant's services as a director for any reason other than disability or death, (iii) the first anniversary of the termination of the participant's service by reason of disability or (iv) the first anniversary of the participant's death. Directors' options expire upon a merger or consolidation of the Company with or into another corporation or acquisition by another corporation or person of all or substantially all of the Company's assets or at least 51% of the Company's then outstanding voting stock or a liquidation or dissolution of the Company. Options are not transferable except by will or descent and distribution.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee during fiscal 1997 was composed of three independent, non-employee directors of the Company, Michael Kiley, Norman Nason and Robert Wallace (resigned February 26, 1997).

  During fiscal 1997, no executive officer of the Company served on the board of directors or compensation committee of another company that had an executive officer serve on the Company's Board of Directors or its Compensation Committee.

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

  Certain executive officers have entered into employment agreements with the Company. In January 1994, the Company entered into an Employment Agreement with Kenneth E. Raasch to serve as Chairman of the Board, President and Chief Executive Officer of the Company. This agreement, as amended in March 1997, provides for an annual base salary of $360,000. In addition, Mr. Raasch is entitled to receive incentive bonuses based upon (i) annual growth in earnings per share, (ii) past enhanced performance (with penalties for poor performance), (iii) operating income generated by new business ventures and
(iv) early retirement of the Company's subordinated debt. In May 1997, he relinquished the position of President and became Chairman and Chief Executive Officer of the Company.

  In the event Mr. Raasch's employment is terminated by the Company prior to a "Change in Control" other than for cause or disability (as defined in the agreement) he is entitled to (i) receive salary, bonus and vested benefits for the remaining term of the agreement at his then current compensation and (ii) continuation of indemnification and insurance coverage in effect at the time of the termination, until any possible law suit against him is time barred by the statute of limitation.

  Mr. Byrne was engaged by the Company as Vice President of Marketing for a period of three years (with an automatic two year renewal) effective January 1, 1994 at an annual base salary of $138,000 ($181,560 effective April 1, 1997) pursuant to Mr. Byrne's employment agreement with the Company. In addition to his base salary, Mr. Byrne is entitled to receive a bonus each year in an amount which bears the same pro rata relationship to his base salary as the Company's pre-tax operating income for the year bears to the forecast amount reflected in the Company's business plan for that year.

  Mr. Peterson was engaged by the Company as Chief Financial Officer effective January 1, 1994 for a period of five years at an annual base salary of $100,000 ($150,000 effective January 1, 1997) pursuant to Mr. Peterson's employment agreement with the Company. In addition to his base salary, Mr. Peterson is entitled to receive a bonus each year in an amount which bears the same pro rata relationship to his base salary as the Company's pre-tax operating income for the year bears to the forecast amount reflected in the Company's business plan for that year.

  Mr. Kinkade was engaged by the Company as Art Director for a period of five years at an annual base salary of $60,000 pursuant to Mr. Kinkade's employment agreement effective January 1, 1994 with the Company. In addition to his base salary, Mr. Kinkade is entitled to receive a bonus each year which bears the same pro rata relationship to his base salary as the Company's pre-tax operating income for the year bears to the forecast amount reflected in the Company's business plan of that year. Mr. Kinkade is also entitled to certain royalties and other payments in connection with his artwork. See "Certain Relationships and Related Transactions".

  Mr. Gordon, a director of the Company until March 18, 1997, was engaged part-time by the Company as Head of Operations (resigned June 30, 1997) at an annual base salary of $21,000 effective December 15, 1995. In addition to his base salary, Mr. Gordon was entitled to receive a $50,000 bonus contingent upon the achievement of certain criteria. Effective July 1, 1996, Mr. Gordon agreed to increase his duties to the Company and to forego the $50,000 bonus in exchange for an increase in his annual base salary to $60,000. In addition, TFS Limited, a consulting firm in which Mr. Gordon has a 50% interest, was engaged on December 15, 1995 to provide certain strategic advise to the Company for approximately one year for a monthly fee of $12,500.

  The employment agreements of Messrs. Raasch, Peterson, Kinkade and Byrne provide for the officer to receive all salary and bonus payments that would have been payable to him for the remaining term of the agreement after a "Change in Control" which provides "Good Reason" for the officer to terminate his employment. "Good Reason" is defined to include the assignment to the officer of duties inconsistent with his senior executive status, a reduction in his base salary, a relocation of the officer or the Company's principal office and the termination of any compensation or other employee benefits plans in which he was eligible to participate.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LICENSES

  The Company entered into a ten-year worldwide license agreement with Thomas Kinkade, a principal stockholder and director of the Company, dated as of December 1, 1993, which grants the Company the exclusive worldwide right to reproduce certain artwork of Thomas Kinkade in the form of two dimensional art. The term of the agreement renews automatically every five years, absent notice of termination by either party. In particular, the Company has the exclusive right to produce, sell, distribute and promote reproductions of Thomas Kinkade's artwork in the form of tabletop lithographs, posters, paper and canvas lithographs and any other form of wall art, and the right to use the name and likeness of Mr. Kinkade in promoting the sale of its products and for general business purposes. Under the license agreement Mr. Kinkade is obligated to deliver 16 paintings per year to the Company for reproduction. While the license does not cover the rights to reproduce the artwork in other media such as plates, calendars, greeting cards or puzzles, it grants the Company a right of first refusal with respect to any future licenses entered into by Mr. Kinkade, subject to the prior right of first refusal which Mr. Kinkade granted to The Bradford Exchange, Ltd. The license agreement permits Mr. Kinkade to reproduce one piece of his artwork annually for sale and distribution in order to raise money for the City of Placerville, California. Mr. Kinkade is not paid any royalty upon sales of products using his artwork, and receives only a flat fee of $18,750 for each painting delivered to the Company for reproduction. The agreement is terminable by either party after failure by the other party for 30 days to cure a material breach of any agreement or representation contained in the agreement, upon a change of control of the Company, in the event Kenneth E. Raasch ceases to serve as the Company's Chief Executive Officer or in the event of the Company's insolvency. A change of control is defined to occur on the date when any person or group (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934) beneficially owns (as defined in such Rule) a number of shares of Common Stock in excess of the number of shares of Common Stock beneficially owned by Messrs. Kinkade and Raasch, collectively, and neither Mr. Kinkade nor Mr. Raasch are directors of the Company. Upon termination of the agreement, the Company may not produce any new licensed products but retains the right to sell its existing inventory of licensed products. Mr. Kinkade retains the original artwork produced under the license.

  In addition to the license agreement, the Company has entered into a royalty agreement with Mr. Kinkade, dated as of December 1, 1993, which grants to the Company for ten years the right to use the name "Thomas Kinkade" in connection with the operation of Thomas Kinkade stores owned or licensed by the Company. Under the agreement the Company is obligated to pay Mr. Kinkade a royalty of 5% of net sales of stores utilizing his name.

  Mr. Kinkade is also employed by the Company as Art Director and receives certain payments from dealers for personally hand finishing master editions and supervising the hand finishing of studio proof editions. See " - Sales of Studio Proofs and Master Editions."

MANAGEMENT AGREEMENT BETWEEN THOMAS KINKADE AND KENNETH E. RAASCH

  Thomas Kinkade and Kenneth E. Raasch entered into an Amended and Restated Management Agreement, dated as of April 1, 1994 (the "Management Agreement"), which replaced and superseded a management agreement, dated July 26, 1991, to which Messrs. Kinkade and Raasch were parties. Pursuant to the Management Agreement, for a three-year term, Mr. Raasch serves as Mr. Kinkade's exclusive manager, agent and representative and is responsible for all negotiations regarding the sale, reproduction, licensing, negotiated rights, usage and exclusive license activity of Mr. Kinkade's artwork. In exchange for his services, Mr. Raasch is paid 10% of the gross amount received by Mr. Kinkade for all original paintings produced by Mr. Kinkade, except those paintings whose sale was previously arranged by Mr. Kinkade and those paintings whose sale is arranged through any individual who contacts Mr. Kinkade independent of Mr. Raasch. In addition, Mr. Raasch is entitled to receive 50% of the gross amount received by Mr. Kinkade for all licensed products, usage fees and other revenue generated as a result of Mr. Raasch's efforts and negotiations. Effective April 1, 1994, Mr. Raasch assigned to the Company his rights under the Management Agreement to receive 50% of the gross amount received by Mr. Kinkade for all licensed products, usage fees and other revenues.

  Under the authority granted to him pursuant to the Management Agreement, Mr. Raasch negotiated on Mr. Kinkade's behalf, and Messrs. Kinkade and Raasch entered into a license agreement and royalty agreement with the Company. See " Licenses". Each of Messrs. Raasch and Kinkade have entered into employment agreements with the Company. See "EXECUTIVE COMPENSATION AND OTHER MATTERS - Employment and Change of Control Arrangements." Effective May 9, 1997 Mr.

Raasch assigned the Management Agreement to the Company in its entirety and Mr. Raasch will not represent Mr. Kinkade in future negotiations with the Company.

OWNERSHIP AND SALE OF THOMAS KINKADE GALLERY, VALLEY FAIR

  Linda L. Raasch, spouse of Kenneth E. Raasch, President, Chairman and Chief Executive Officer of the Company, was the owner of Thomas Kinkade Gallery, Valley Fair, in San Jose, California, until June 30, 1995. The Thomas Kinkade Gallery, Valley Fair offers for sale framed canvas and paper lithographs produced, sold and distributed by the Company as well as other products based
upon the artwork of Thomas Kinkade.   On June 30, 1995, the Company purchased
Ms. Raasch's gallery for an aggregate purchase price of approximately $1,500,000, of which $1,200,000 was paid in the form of an 8% subordinated convertible promissory note due October 10, 2002. The Holder of the note may convert it into Common Stock at a conversion price of $7.25 per share. The entire principal amount of the note is due at maturity, unless converted prior to maturity. Prior to the consummation of the sale transaction an independent appraisal of the gallery was performed and the terms of the purchase were approved by a special committee of the Board of Directors.

SALES OF STUDIO PROOFS AND MASTER EDITIONS

  Mr. Kinkade receives certain payments from the Company for personally hand finishing master editions and supervising the hand finishing of studio proofs. Pursuant to those arrangements, Mr. Kinkade earned $932,464 in fiscal 1997.

COMERICA BANK - CALIFORNIA

  Mr. Lowell W. Morse, a director of the Company from December 31, 1993 to August 29, 1996, is also a director of Comerica Bank - California. Since the Company's inception until February 1997, all of the commercial banking facilities of the Company, excluding its former subsidiary John Hine Limited, have been provided by Comerica Bank - California.

LEVINE LEICHTMAN CAPITAL PARTNERS, LLP

  Effective July 26, 1995, Levine Leichtman Capital Partners, L.P. ("LLCP") entered into a credit agreement with the Company pursuant to which LLCP purchased a $5,000,000 12.375% promissory note of the Company due June 30, 2002, a $3,000,000 12.50% convertible promissory note of the Company due June 30, 2002 which was convertible into Common Stock at a conversion price of $6.25 per share and a warrant to purchase 400,000 shares of Common Stock at $5.9375 per share, exercisable until June 30, 2002. As a result, LLCP became a beneficial owner of 880,000 shares of Common Stock, making LLCP a greater than five percent stockholder of the Company. Effective March 13, 1996, the Company entered into an agreement with LLCP for the restructuring of the $8 million notes held by LLCP. Under the agreement, the interest rate on the debt was raised to 13.5% effective October 1, 1995, and LLCP received a subordinated security interest in the Company's assets. Of the $8 million principal amount, $960,000 is convertible into Common Stock at a conversion price of $2.00 per share and $810,000 is convertible into Common Stock at a conversion price of $3.00 per share. The exercise price of LLCP's warrant for 400,000 shares of Common Stock was reduced to $2.00 per share. Thus as a result of the restructuring agreement LLCP became the beneficial owner of 1,150,000 shares of Common Stock. In addition, as part of the restructuring, LLCP waived all defaults then existing under the credit agreement and certain financial ratios and other covenants were modified.


   Effective February 21, 1997, the Company renegotiated the credit agreement to restructure the balance of its obligation to LLCP, totaling $7,400,000 after a payment of $592,500 pursuant to the renegotiation. The interest rate on the debt remained at 13.5%, however certain prepayment penalties were eliminated based on certain payments, which have been satisfied. As part of the renegotiation, the warrant price was amended to $0.01 per share, and these warrants were fully exercised, resulting in the issuance of 398,693 shares of Common Stock and paid for by cancellation of 1,307 warrant shares. The conversion rights initially provided under the $3 million note were amended to a conversion price of $0.01 per share of Common Stock, and also fully exercised into 750,000 shares of Common Stock and paid for by conversion of $7,500 of principal amount of the $3 Million note (as amended). As a result of the conversions, LLCP is the owner of 1,148,693 shares of Common Stock, of which 31,000 has since been sold. In addition, as part of the restructuring, LLCP waived all defaults then existing under the credit agreement and certain financial ratios and other covenants were modified.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

  Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that the Company's executive officers, directors and more than 10% stockholders have complied with the filing requirements applicable to them.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

  The Compensation Committee is composed of three independent, non-employee directors of the Company, none of whom are employees of the Company. During fiscal 1997, the Committee members were Michael Kiley, Norman Nason and Robert Wallace (resigned February 26, 1997). The Compensation Committee's primary function is to approve bonus plans for, review the compensation of and to approve stock option grants to executive officers including the Chief Executive Officer.

COMPENSATION PHILOSOPHY

  The Compensation Committee strives to align executive compensation with the value achieved by management for the Company's stockholders. Toward that goal, the Company's compensation program emphasized both short - term and long - term incentives designed to attract, motivate, and retain highly qualified executives who will effectively manage the Company and maximize stockholder value. The Company uses salary, executive officer bonuses and stock options to motivate executive officers to achieve the Company's business objectives and to align the incentives of officers with the long-term interests of stockholders. The Committee's policy is to generally target levels of equity compensation paid to its executive officers to be competitive with such compensation paid by comparable companies in the art industry. The Committee reviews and evaluates the executive officers' total compensation annually, relative to corporate performance and comparative market information.

  The Company has considered the potential impact of Section 162(m) of the Internal Revenue Code ("Section 162(m)") adopted under the federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction to any publicly-held corporation for individual compensation exceeding $1 million in any taxable year paid to the chief executive officer or any of the four other most highly compensated executive officers, unless compensation is performance-based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Company believes that any options granted under the Employees Stock Option Plan currently meet the requirement of being performance-based in accordance with the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

FORMS OF COMPENSATION

Specific executive compensation elements and the factors on which they were based are:

Salary. The Company strives to offer executive officers salaries that are competitive with comparable companies in the art industry. The Compensation Committee approves executive salaries at the time executives join the Company and thereafter, periodically reviews the executive officers and makes adjustments to the base salaries of those officers. Adjustments made by the Committee are based on individual executive officer performance, cost of living increases and adjustments to retain qualified personnel. For Fiscal 1996, the Committee made no adjustment to the Chief Executive Officer's salary and the Chief Executive Officer voluntarily reduced his salary to $272,300. In 1997, the Committee retroactively paid the Chief Executive Officer the balance of his 1996 base salary.

  Incentive Compensation. For fiscal 1997, the Board of Directors approved an executive bonus plan based upon the Company and individual performance. Under the plan, bonuses are measured each quarter and paid annually pursuant to set percentage schedules, as adjusted by individual performance as determined by the management. No amounts are paid unless the Company reaches predetermined objectives. The plan is administered by the Compensation Committee determining whether executive officers met their individual performance goals. If the officer's performance goals are met and the Company's operating profit meets predetermined objectives, the incentive paid is comparable with industry standard incentive compensation, and could be higher if the Company's performance exceeded goals. No bonus awards were granted in fiscal 1997.

  The Compensation Committee believes that equity ownership provides significant additional motivation to executive officers to maximize value for the Company's stockholders, and therefore grants stock options under the Company's Employees Stock Option Plan at the commencement of an executive officer's employment and, depending on that officer's performance and the appropriateness of additional awards to retain key employees, periodically thereafter. Stock options were granted at the prevailing market price and will only have value if the Company's stock price increases over the exercise price. Therefore, the Compensation Committee believes that stock options serve to align the interests of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock price performance.

         In view of significant challenges faced by certain key employees of the Company, the Compensation Committee recommended to the Board of Directors that it is in the Company's best interests to reprice existing options previously granted by the Company to such employees. This will substantially advance the Company's ability to retain its key employees and also motivate higher levels of performance on the part of the employees. Pursuant to the foregoing, on August 21, 1996 the Board approved the repricing of existing options previously granted to certain employees. The repriced options have an exercise price of $3.00 per share well above the $2.188 closing price of the Company's Common Stock on August 21, 1996, the date the Board determined such exercise price.


                           TEN-YEAR OPTION REPRICING

-----------------------------------------------------------------------------------------------------------------------------
NAME                        DATE            NUMBER OF             MARKET PRICE OF     EXERCISE     NEW          LENGTH OF
                                            OPTIONS/SARS          STOCK AT TIME OF    PRICE AT     EXERCISE     ORIGINAL TERM
                                            REPRICED OR           REPRICING           TIME OF      PRICE        REMAINING  AT
                                            AMENDED                     ($)           REPRICING     ($)         DATE OF
                                                  (#)                                   ($)                     REPRICING
-----------------------------------------------------------------------------------------------------------------------------
Daniel P. Byrne             8/21/96         50,000                2.188               7.25         3.00         8 yrs
Snr. Vice President of      8/21/96          5,000                2.188               6.13         3.00         8 yrs 4 mths
Marketing
-----------------------------------------------------------------------------------------------------------------------------
Raymond A. Peterson         8/21/96         50,000                2.188               7.25         3.00         8 yrs
Chief Financial Officer     8/21/96          3,000                2.188               6.13         3.00         8 yrs 4 mths
and Vice President of       8/21/96          5,000                2.188               6.25         3.00         9 yrs
Finance
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------





                            Compensation Committee
                                MICHAEL L. KILEY
                                NORMAN A. NASON

                        COMPARISON OF STOCKHOLDER RETURN

  The following graph shows a comparison of total stockholder return for the period commencing on August 2, 1994 and ending on March 31, 1996, calculated on a dividend reinvested basis, the Standard & Poor's 500 Index (SP 500) and a peer group constructed by the Company (the "Peer Group"). The Peer Group is composed of Department 56, Inc., Marvel Entertainment Group, Inc., Score Board, Inc., Stanhome, Inc. and Topps Co. Inc. The graph assumes that $100 was invested in each of these three on August 2, 1994. Returns for the Peer Group are weighted based on market capitalization at the beginning of each period presented. Note that historic stock price performance is not necessarily indicative of future stock price performance.

  TOTAL RETURNS - WITH DIVIDENDS REINVESTED - AUGUST 2, 1994 (1) TO MARCH 31,
                                     1997

     RETURNS                 AUG 2, 1994          MARCH 31, 1995          MAR 31, 1996            MAR 31, 1997
     MAGI                        100                       88                  38
                                                                                                        67
     Peer Group                  100                   109                     80
                                                                                                      113
     SP 500                      100                   109                     140
                                                                                                      164

(1) The Company's initial public offering commenced on August 3, 1994. For purposes of this presentation, the Company has assumed that its initial public offering price of $7.25 would have been the closing price on August 2, 1994, the day prior to the commencement of trading.

                                  PROPOSAL #1

                             ELECTION OF DIRECTORS

  The Board of Directors currently has five members. Management has nominated the five current directors as the candidates for election to the Board of Directors. See "Information about Media Arts Group, Inc. - Management."

  The directors elected at this meeting will serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. It is the intention of the persons named in the Proxy to vote the shares subject to such Proxy for the election as directors of the persons currently serving as directors. Although it is not contemplated that any nominee will decline or be unable to serve as director, in the event that at the meeting or any adjournment or postponement thereof any nominee declines or is unable to serve, the persons named in the enclosed Proxy will, in their discretion, vote the shares subject to such Proxy for another person selected by them for Director.

  If a quorum is present and voting, the five nominees for Directors receiving the highest number of votes, up to the number of directors to be elected, will be elected as Directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. KENNETH E. RAASCH, THOMAS KINKADE, MICHAEL KILEY, NORMAN
                            MAHONEY AND NORMAN NASON


                                   PROPOSAL #2

                          APPROVAL OF AMENDMENT TO THE
                           EMPLOYEES STOCK OPTION PLAN

         The Company's Employees Stock Option Plan (the "Plan") was adopted by the Board of Directors and the Company's stockholders on February 15, 1994 to provide employees of the Company and its subsidiaries with the granting of options to purchase shares to promote the interests of the Company and its stockholders. The Plan provides for the granting of options to purchase shares of Common Stock to employees of the Company and its subsidiaries. Under the terms of the Plan, the Company may grant options to purchase an aggregate of 574,863 shares of Common Stock, which options may either be Incentive Stock Options (as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified stock options. No options may be granted
under the Plan after February 1, 2004.   At the Annual Meeting of Stockholders
held on September 27, 1995
it was approved to amend the Employee Stock Option to further increase the number of shares reserved for issuance thereunder from 574,863 to 824,863.

         The Plan is administered by the Compensation Committee of the Board of Directors of the Company. The Committee, in its discretion, selects employees to whom options will be granted and determines the terms and conditions of options granted pursuant to the Plan, including the number of shares of Common Stock, the per share exercise price, the time or times when options will be granted, and the time or times when each option may be exercised, the duration of the exercise period and whether and to what extent the option is an Incentive Stock Option. Options granted under the Plan have an exercise price per share of not less than the fair market value of a share of Common Stock on the date of the grant (or 110% of the fair market value for optionees who qualify as "substantial shareholders" within the meaning of Section 424 of the
Code). No Incentive Stock Option may be granted under the Plan to any individual to the extent that the aggregate fair market value (determined as of the date of grant of such Incentive Stock Option) of the Company's Common Stock subject to such Incentive Stock Option which first becomes exercisable during any calendar year would exceed $100,000.

         Incentive Stock Options may not be exercised after the date which is the earlier (i) ten years from the date of the grant (or five years if the optionee is a substantial shareholder) or (ii) either three months after the date on which the optionee ceases to be employed by the Company if the reason for the optionees cessation is other than his death or disability, or one year after the date on which the optionee ceases to be employed by the Company or the reason for the optionee's cessation is his death or disability (or if the optionee dies within three months after ceasing to be an employee of the Company). Non-qualified stock options may not be exercised six months after the date the optionee ceases to be employed by the Company, if the reason for the optionee's cessation was other than death or disability, or one year after the date the optionee ceases to be employed by the Company, if the reason for the optionee's cessation is his death or disability (or the optionee dies within three months after ceasing to be an employee of the Company). Only the optionee may exercise an option and no option granted under the Plan may be transferable other than (i) by the last will and testament of the optionee (or, if the optionee dies intestate, by the applicable law of descent and distribution), or (ii) to the extent approved by the Committee, pursuant to a qualified domestic relations order as defined by the Code. No option granted under the Plan may be pledged or hypothecated, nor may any such option be subject to execution, attachment or similar process.

         Under the Plan simultaneous to the grant of stock options, the Committee may provide for stock appreciation rights in lieu of or in conjunction with the exercise of such options.

         The specific terms of any stock option awarded under the Plan, including the vesting of such stock option are reflected in the stock option agreement executed by the Company and the optionee. The Committee may, in its discretion, waive any restriction or conditions set forth in an option agreement concerning an optionee's right to exercise any option and/or the time and method of exercise.

         The Plan provides for an adjustment of the number of shares available for grant in the event of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, spin-off, split-off, split-up or other such change or reclassification of the Common Stock.

         The Company, at any time, may amend, suspend or terminate the Plan, provided that the rights of any optionee under any option granted prior to any such action shall not be altered or impaired without the optionee's consent. The Board of Directors also must obtain stockholder approval for any change in the Plan that would modify the requirements as to eligibility for participation under the Plan, increase or decrease the number of shares which may be issued under the Plan or cause any option granted under the Plan or cause any option granted under the Plan as an Incentive Stock Option, not to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code. Between February 15, 1994 and June 30, 1997 the Board of Directors approved options of 852,165 shares. In 1997, options to purchase an aggregate of 294,000 shares were granted to key employees. Of this amount, options to purchase 100,000 shares were granted to the current executive officers as a group.

         Participants who hold Nonqualified Stock Options do not recognize income as a result of the grant of such options, but normally recognize compensation taxable at ordinary income rates upon the exercise of such options to the extent that the fair market value of the shares of Common Stock on the date of the exercise of such options exceeds the option price paid. However, in the case of a participant subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") who has held a non-qualified stock option for less than six months after the date of its grant and exercises such option prior to the expiration of such six month period, the ordinary income portion generally would be calculated using the fair market value of the shares upon the expiration of the six month period rather than the fair market value on the date of exercise, unless the participant elects to recognize income immediately upon exercise in accordance with Section 83 (b) of the Code. The Company will be entitled to a tax deduction in an amount equal to the amount that the participant is required to include in ordinary income at the time of such inclusion, and will be required to withhold taxes on such ordinary income. The participant's initial tax basis for shares of Common Stock acquired upon the exercise of a nonqualified stock option exercise price paid plus the amount of ordinary income recognized by the participant. The tax consequences resulting from the exercise of a non-qualified option through the delivery of already-owned shares of Common Stock are not completely certain. In published rulings, the Internal Revenue Service has taken the position that, to the extent an equivalent value of shares is acquired, the employee will recognize no gain and the employee's basis in the shares acquired upon such exercise is equal to the employee's basis in the surrendered shares, that any additional shares acquired upon such exercise will be compensation to the employee taxable under the rules described above, and that the employee's basis in any such additional shares will be their fair market value.

         Participants who hold Incentive Stock Options generally will not be considered to have received taxable income upon either the grant of an incentive stock option or its exercise. Upon the sale or other taxable disposition of shares of Common Stock, long-term capital gain will normally be recognized in the full amount of the difference between the amount realized and the option exercise price if no disposition of shares has taken place within either (a) two years from the date the grant of the Incentive Stock Option or (b) one year from the date of transfer of such shares of Common Stock to the participant upon exercise (whether or not such participant is subject to Section 16(b) of the Exchange Act). If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are sold or otherwise disposed of before the end of the one-year or two-year periods referenced above, the difference between the option exercise price and the fair market value of the shares of Common Stock on the date of the options exercise will be taxed as ordinary income; the balance of the gain, if any, will be taxed as capital gain. If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of before the expiration of the one-year or two-year periods referenced above and the amount realized is less than the fair market value of the shares at the date of exercise, the participant's ordinary income is limited to the excess, if any, of the amount realized less the option exercise price paid. The Company will be entitled to a tax deduction in regard to an Incentive Stock Option only to the extent the participant has ordinary income upon sale or other disposition of the shares of Common Stock. The tax consequences resulting from the exercise of an incentive stock option through delivery of already-owned shares of Common Stock are not completely certain. In published rulings and proposed regulations, the Internal Revenue Service has taken the position that generally the employee will recognize no income upon such stock for-stock exercise (subject to the discussion above), that, to the extent an equivalent number of shares is acquired, the employee's basis in the shares acquired upon such exercise is equal to the employee's basis in the surrendered shares increased by any compensation income recognized by the employee, that the employee's basis in any additional shares acquired upon such exercise is zero, and that any sale or other disposition of the acquired shares within the one-year or two-year periods described above will be viewed as a disposition of the shares with the lowest basis first.

         The difference between the fair market value of Common Stock on the exercise date and the exercise price of an Incentive Stock Option is deemed to be a "tax preference" under the alternative minimum tax rules of the Code. The consequences of the application of these provisions to individual participants may vary depending on their particular circumstances.

         On June 18, 1997 the Board of Directors approved, subject to stockholder approval, an amendment to the Plan to further increase the number of shares reserved for issuance thereunder by 300,000 shares to 1,124,863 shares. As of June 30, 1997 1,124,863 shares had an aggregate value of $4,640,060. None of the 300,000 incremental shares, valued at $1,237,500, have been allocated for option grants as of the date hereof. At the Annual Meeting, the stockholders are being requested to ratify and approve this amendment. The Board of Directors believes that it is in the Company's best interests to increase the number of shares reserved for issuance under the Employees Stock Option Plan so that the Company may continue to provide ongoing incentives to the Company's employees through the opportunity to grant options.

 THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF AMENDMENT
  TO EMPLOYEES STOCK OPTION PLAN TO INCREASE  THE SHARES RESERVED FOR ISSUANCE
                     THEREUNDER FROM 824,863 TO 1,124,863.


                                  PROPOSAL #3

               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected Price Waterhouse LLP, independent accountants, to audit the financial statements of the Company for the year ending March 31, 1998 and recommends that the stockholders ratify such selection. In the event of a negative vote, the Board of Directors will reconsider its selection. Price Waterhouse LLP has audited the Company's financial statements for all periods subsequent to 1991. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

 THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPOINTMENT OF PRICE
                  WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT
                                  ACCOUNTANTS.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                              BY ORDER OF THE BOARD OF DIRECTORS
                                              MEDIA ARTS GROUP, INC.

                                              James F. Landrum, Jr.,
                                              Secretary

San Jose, California
Dated:   September 10, 1997

STOCKHOLDERS OF RECORD ON JULY 28, 1997 MAY ALSO OBTAIN COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO JAMES F. LANDRUM, JR., MEDIA ARTS GROUP, INC., 521 CHARCOT AVENUE, SAN JOSE, CALIFORNIA, 95131.

                                   APPENDIX A







               MEDIA ARTS GROUP, INC. EMPLOYEE STOCK OPTION PLAN

                             MEDIA ARTS GROUP, INC.
                          EMPLOYEES STOCK OPTION PLAN
                          ---------------------------
                    Amended and Restated as of June 18, 1997



MEDIA ARTS GROUP, INC. hereby adopts a stock option plan for the benefit of certain persons and subject to the terms and provisions set forth below.

         1. Definitions. The following terms shall have the meanings set forth below whenever used in this instrument:

                 (a) The word "Board" shall mean the Board of Directors of the Company.

                 (b) The word "Code" shall mean the United States Internal Revenue Code of 1986, as amended, or successor provisions of future United States revenue laws (Title 26 of the United States Code).

                 (c) The word "Committee" shall mean the Compensation Committee of the Board, which committee shall satisfy the requirements of (i) Rule 16b-3((c)(2)(i) under the Exchange Act, as such Rule may be amended in the future and (ii) Section 162(m) of the Code, as such Section may be amended in the future.

                 (d) The words "Common Stock" shall mean the common stock, $.01 par value, of the Company.

                 (e) The word "Company" shall mean Media Arts Group, Inc., a Delaware corporation, and any successor thereto which shall maintain this Plan.

                 (f) The word "Disability" shall mean the Optionee's inability to engage in substantial gainful activity for the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee pursuant to written certificate of such Disability from a physician acceptable to the Committee.

                 (g) The word "Employee" shall mean any person who is determined by the Committee to be a high-level executive officer or other valuable managerial or technical employee of either the Company or any Subsidiary.

                 (h) The words "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 (i) The words "Incentive Stock Option" shall mean any option which qualifies as an Incentive Stock Option under terms of Section 422 of the Code.





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
                 (j) The word "Officer" shall mean an officer of the Company or any Subsidiary, as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

                 (k) The word "Optionee" shall mean any Employee to whom a stock option has been granted pursuant to this Plan.

                 (l) The word "Plan" shall mean this instrument, the Media Arts Group, Inc. Employees Stock Option Plan, as it is originally adopted and as it may be amended hereafter.

                 (m) The word "Subsidiary" shall mean any corporation at least 50% of the common stock of which is owned directly or indirectly by the Company.

                 (n) The words "Substantial Shareholder" shall mean any Employee who owns directly and through attribution more than 10% of the total combined voting power of all classes of stock of either the Company or any Subsidiary. Ownership shall be determined in accordance with Section 424(d) of the Code and lawful applicable regulations.

         2. Purpose of the Plan. The purpose of the Plan is to provide Employees of the Company and its Subsidiaries with greater incentive to serve and promote the interests of the Company and its shareholders. The premise of the Plan is that, if such persons acquire a proprietary interest in the business of the Company or increase such proprietary interest as they may already hold, then the incentive of such persons to work toward the Company's continued success will be commensurably increased. Accordingly, the Company will, from time to time during the effective period of the Plan, grant to such Employees as may be selected to participate in the Plan options to purchase Common Shares on the terms and subject to the conditions set forth in the Plan. Options may be either Incentive Stock Options or non-qualified stock options.

         3. Effective Date of the Plan. The Plan shall become effective on February 1, 1994, subject to approval by holders of a majority of the outstanding shares of voting capital stock of the Company. In the event that the foregoing condition is not satisfied within twelve (12) months after the date the Plan is adopted, the Plan and any options granted hereunder shall be null and void. If, however, the Plan is so approved, subject to the provisions of Section 8, no further shareholder approval shall be required with respect to the granting of any options pursuant to the Plan.

         4. Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be acts of the Committee. Subject to the terms and conditions of the Plan, the Committee shall have full and final authority in its absolute discretion:

                 (a) To select the Employees to whom options will be granted;

                 (b) To determine the number of shares of Common Stock subject to any option;

                 (c) To determine the time or times when options will be granted;





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
                 (d) To determine the option price of shares of Common Stock subject to an option;

                 (e) To determine the time or times when each option may be exercised and the duration of the exercise period;

                 (f) To determine at the time of grant of an option whether and to what extent such option is an Incentive Stock Option under Section 422 of the Code and regulations thereunder as the same or any successor statute or regulations may at the time be in effect;

                 (g) To determine whether stock appreciation rights shall be made part of any option grant pursuant to Section 9 hereof (such determination to be made after the Committee has consulted with the Chief Financial Officer of the Company regarding the impact of such a grant upon the earnings of the Company), the method of valuing the stock appreciation rights and whether the stock appreciation rights may be exercised in lieu of or in addition to the related option;

                 (h) To prescribe the form of the option agreements governing the options which are granted under the Plan and to set the provisions of such option agreements as the Committee may deem necessary or desirable provided such provisions are not contrary to the terms and conditions of either the Plan or, where the option is an Incentive Stock Option,
                          Section 422 of the Code and regulations thereunder as the same or any successor statute or regulations may at the time be in effect;

                 (i) To adopt, amend and rescind such rules and regulations as, in the Committee's opinion, may be advisable in the administration of the Plan; and

                 (j) To construe and interpret the Plan, the rules and regulations and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Any decision made or action taken by the Committee in connection with the administration, interpretation, and implementation of the Plan and of its rules and regulations, shall, to the extent permitted by law be conclusive and binding upon all Optionees under the Plan and upon any person claiming under or through such an Optionee. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

         5. Persons Eligible for Options. Subject to the restrictions herein contained, options may be granted from time to time in the discretion of the Committee only to such Employees, as designated by the Committee, whose initiative and efforts contribute or may be expected to contribute to the continued growth and future success of the Company and/or its Subsidiaries. Notwithstanding the preceding sentence, an Employee who renounces in writing any right he may have to receive stock options under the Plan shall not be eligible to receive any stock options under the Plan. No option shall be granted to any Employee during any period of time when he is on leave of absence. The Committee may grant more than one option, with or without stock appreciation rights, to the same Employee.

         6.      Shares Subject to the Plan.         Subject to the provisions
of Section 9 concerning payment for stock appreciation rights in shares of Common Stock and subject to the provisions of the next succeeding paragraph of this Section 6, the aggregate number of shares of Common Stock for which options may be granted under the Plan shall be 1,124,863 shares of Common Stock. Either treasury or authorized and unissued shares of Common Stock, or both, in such amounts, within the maximum limits of the Plan, as the Committee shall from time to time determine, may be so issued. All shares of Common Stock which are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan to any Employee. If an option granted under this Plan is exercised pursuant to the terms and conditions determined by the Committee under Subsection 7(d), and a stock appreciation right is not granted in conjunction with the option pursuant to Section 9, any shares of Common Stock which are the subject thereof shall not thereafter be available for reoffering under the Plan to any Employee. If a stock appreciation right is granted in conjunction with an option pursuant to Section 9, and if the option agreement with the Optionee provides that exercise of the stock appreciation right shall be in lieu of exercise of the options, and the stock appreciation right is thereafter exercised in whole or in part, then the option or the portion thereof with respect to which the stock appreciation right was exercised shall be deemed to have been exercised and the shares of Common Stock which otherwise would have been issued upon exercise of such option, to the extent not used in payment for the stock appreciation rights, may be made available for reoffering under the Plan to any Employee.

         In the event that subsequent to the date of adoption of the Plan by the Board, the outstanding shares of Common Stock are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, spin-off, split-off, split-up or other such change (including, without limitation, any transaction described in Section 424(a) of the Code) or a special dividend or other distribution to the Company's shareholders, increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, then (i) there shall automatically be substituted for each share of Common Stock subject to an unexercised option granted under the Plan and each share of Common Stock available for additional grants of options under the Plan the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be exchanged, (ii) the option price per share of Common Stock or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and
(iii) the Committee shall make such other adjustments to the securities subject to options, the provisions of the Plan, and option agreements as may be appropriate, equitable, in order to prevent dilution or enlargement of option rights and in compliance with the provisions of Section 424(a) of the Code to the extent applicable and any such adjustment shall be final, binding and conclusive as to each Optionee. Any such adjustment may, in the discretion of the Committee, provide for the elimination of fractional shares.

         7.      Option Provisions.

                 (a) Option Price. The option price per share of Common Stock which is the subject of an option under the Plan shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date the option is granted; provided, however, that if an Employee to whom an Incentive Stock Option is granted is at the time of the grant a Substantial Shareholder, the option price per share of Common Stock shall be determined by the Committee but shall never be less than one hundred ten percent (110%) of the fair market value of a share of Common Stock on the date the option is granted. Such fair market value shall be determined in accordance with procedures to be established by the Committee. The date on which the Committee approves the granting of an option shall be deemed for all purposes hereunder the date on which the option is granted.

                 (b) Period of Option. The Committee shall determine when each option is to expire but no option shall be exercisable after ten (10) years have elapsed from the date upon which the option is granted; provided, however, that no Incentive Stock Option granted to a person who is a Substantial Shareholder at the time of the grant of such option shall be exercisable after five (5) years have elapsed from the date upon which the option is granted. Each option shall be subject to earlier termination as provided in Subsection 7(e) hereunder.

                 (c) Limitation on Exercise and Transfer of Option. Except as the Committee may otherwise provide with respect to Options granted to Employees who are not Officers, no Option (or any related stock appreciation right described in Section 9) may be exercised in whole or in part during the six months after the Option is granted. Except as otherwise provided in the event of an Optionee's death, only the Optionee may exercise an option, provided that a guardian or other legal representative who has been duly appointed for such Optionee may exercise an option on behalf of the Optionee. No option granted hereunder shall be transferable other than (i) by the Last Will and Testament of the Optionee or, if the Optionee dies intestate, by the applicable laws of descent and distribution, or (ii) to the extent approved by the Committee, pursuant to a qualified domestic relations order as defined by the Code or the rules thereunder. No option granted hereunder may be pledged or hypothecated, nor shall any such option be subject to execution, attachment or similar process.

                 (d) Conditions Governing Exercise of Option. The Committee may, in its absolute discretion, either require that, prior to the exercise of any option granted hereunder, the Optionee shall have been an employee for a specified period of time after the date such option was granted, or make any option granted hereunder immediately exercisable. Each option shall be subject to such additional restrictions or conditions with respect to the right to exercise and the time and method of exercise as shall be prescribed by the Committee. Upon satisfaction of any such conditions, the option may be exercised in whole or in part at any time during the option period, but this right of exercise shall be limited to whole shares, unless the Committee shall otherwise provide. Options shall be exercised by the Optionee giving written notice to the Secretary of the Company at its principal office, by certified mail, return receipt requested, of the Optionee's exercise of the option and the number of shares with respect to which the option is being exercised, accompanied by full payment of the purchase price either in cash or, with the consent of the Committee, in whole or in part in shares of Common Stock having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made, or with the consent of the Committee, in whole or in part pursuant to a loan, which the Company may make available, evidenced by a promissory note, the terms and conditions of which shall be determined by the Committee in its sole and absolute discretion. Such notice shall be deemed delivered when deposited in the mails. Notwithstanding anything in the foregoing to the contrary, in the event of a "change in control" the Committee shall have the authority and power: (i) to cause all outstanding options to be immediately exercisable notwithstanding any vesting limitation otherwise previously imposed on such options; and (ii) to accelerate the termination date of all such options. Thereafter, upon such determination, an Optionee may exercise any and all outstanding options (in whole or in part), whether or not such options are by their terms fully exercisable at such time and the Committee may authorize the acceptance of the surrender of the right to exercise such option or any portion thereof, but in no event after the expiration of the term of the option. The term "change in control" shall include, but not be limited to: (i) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for all or part of the Company's common stock of any class or any securities convertible into such common stock;
(ii) the receipt by the Company of a Schedule 13D or other advise indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the Company's Common Stock calculated as provided in paragraph (d) of said Rule 13d-3; (iii) the date of approval by shareholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock, of any class or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of common stock of all classes of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (iv) the date of the approval by shareholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company; or
(vi) such other event as the Committee shall, in its sole and absolute discretion, deem to be a "change in control." The manner of application and interpretation of the foregoing provisions shall be determined by the Committee in its sole and absolute discretion.

         (e) Termination of Employment, Etc. If an Optionee ceases to be an employee of the Company and all Subsidiaries, his or her option shall, unless otherwise provided in the option agreement between the Optionee and the Company, terminate on the date he or she ceases to be an employee and neither he or she nor any other person shall have any rights after the date he or she ceases to be an employee to exercise all or any part of the option. An Optionee's employment shall not be deemed to have terminated while he or she is on a temporary military, sick or other bone fide leave of absence from the Company or a Subsidiary approved in writing by the Company, such as a leave of absence as is described in Section 1.421-7(h) of the Federal Income Tax Regulations or any lawful successor regulations thereto; provided, however, that the Committee may impose such terms and conditions with respect to such leaves as it deems proper as are consistent with such regulations.

If the stock option is an Incentive Stock Option, no option agreement shall

        (i) permit any Optionee to exercise any Incentive Stock Option more than three (3) months after the date the Optionee ceased to be an employee of the Company and all Subsidiaries (but not beyond the original term of the option) if the reason for the Optionee's cessation as an employee was other than his death or his Disability; or

        (ii) permit any Optionee to exercise any Incentive Stock Option more than one (1) year after the date the Optionee ceased to be an employee of the Company and all Subsidiaries (but not beyond the original term of the option) if the reason for the Optionee's cessation as an employee was the Optionee's Disability; or

        (iii) permit any person to exercise any Incentive Stock Option more than one (1) year after the date the Optionee ceased to be an employee of the Company and all Subsidiaries (but not beyond the original term of the option) if either (A) the reason for the Optionee's cessation as an employee was his death or (B) the Optionee died within three (3) months after ceasing to be an employee of the Company and all Subsidiaries.

If the stock option is a non-qualified stock option, no option agreement shall

        (i) permit any Optionee to exercise any non-qualified stock option more than six (6) months after the date the Optionee ceased to be an employee of the Company and all Subsidiaries (but not beyond the original term of the option) if the reason for the Optionee's cessation as an employee was other than his death or his Disability; or

        (ii) permit any Optionee to exercise any non-qualified stock option more than one (1) year after the date the Optionee ceased to be an employee of the Company and all Subsidiaries (but not beyond the original term of the option) if the reason for the Optionee's cessation as an employee was the Optionee's Disability; or

        (iii) permit any person to exercise any non-qualified stock option more than one (1) year after the date the Optionee ceased to be an employee of the Company and all Subsidiaries (but not beyond the original term of the option) if either (A) the reason for the Optionee's cessation as an employee was his death or (B) the Optionee died within three (3) months after ceasing to be an employee of the Company and all Subsidiaries.

If any option is by the terms of the option agreement exercisable following the Optionee's death, then such option shall be exercisable by the Optionee's estate, or the person designated in the Optionee's Last Will and Testament, or the person to whom the option was transferred by the applicable laws of descent and distribution.

                 (f) Limitations on Grant of Incentive Stock Options. During the calendar year in which any Incentive Stock Options granted by the Company or any Subsidiary first became exercisable by any Optionee, the aggregate fair market value of the shares of Common Stock which are subject to such Incentive Stock Options (determined as of the date the Incentive Stock Options were granted) shall not exceed the sum of One Hundred Thousand Dollars ($100,000.00). Options which are not designated as Incentive Stock Options shall not be subject to the limitation described in the preceding sentence and shall not be counted when applying such limitation.

                 (g) Prohibition of Alternative Options. It is intended that Employees may be granted, simultaneously or from time to time, Incentive Stock Options or other stock options, but no Employees shall be granted alternative rights in Incentive Stock Options and other stock options so as to prevent options granted as Incentive Stock Options under the Plan from qualifying as such within the meaning of Section 422 of the Code.

                 (h) Waiver by Committee of Conditions Governing Exercise of Option. The Committee may, in its discretion, waive any restrictions or conditions set forth in an option agreement concerning an Optionee's right to exercise any option and/or the time and method of exercise.

         8. Amendments to the Plan. The Committee is authorized to interpret the Plan and from time to time adopt any rules and regulations for carrying out the Plan that it may deem advisable. Subject to the approval of the Board, the Committee may at any time amend, modify, suspend or terminate the Plan. In no event, however, without the approval of the Company's shareholders, shall any action of the Committee or the Board result in:

                 (a) Amending, modifying or altering the eligibility requirements provided in Section 5 hereof;

                 (b)      Increasing or decreasing, except as provided in
                          Section 6 hereof, the maximum number of shares for which options may be granted;

                 (c) Decreasing the minimum option price per share at which options may be granted under the Plan, as provided in Section 7(a) hereof;

                 (d) Extending either the maximum period during which an option is exercisable as provided in Section 7(b) hereof or the date on which the Plan shall terminate as provided in Section 13 hereof;

                 (e)      Changing the requirements relating to the Committee;
                          or

                 (f) Making any other change which would cause any option granted under the Plan as an Incentive Stock Option not to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code;

except as necessary to conform the Plan and the option agreements to changes in the Code or other governing law. No option may be granted during any suspension of this Plan or after this Plan has terminated and no amendment, suspension or termination shall, without the Optionee's consent, alter or impair any of the rights or obligations under an option theretofore granted to such Optionee under this Plan.

         9. Stock Appreciation Rights. The Committee may provide, at the time of the grant of a stock option and upon such terms and conditions as it deems appropriate, that an Optionee shall have the right with respect to all or a portion of the options granted to him to elect to surrender such options in exchange for the consideration set forth in this Section 9 in lieu of exercising such options. Alternatively, the Committee may provide, at the time of the grant of a stock option and upon such terms and conditions as it deems appropriate, that an Optionee shall have the right with respect to all or a portion of the options granted to him to receive the considerations set forth in this Section 9 upon exercising such options in addition to any Common Stock purchased upon exercise thereof. Stock appreciation rights must be specifically granted by the Committee; provided, however, the Committee shall have no authority to grant stock appreciation rights except in connection with the grant of a stock option pursuant to the Plan, and no Optionee shall be entitled to such rights solely as a result of the grant of an option to him. Stock appreciation rights, if granted, may be exercised either with respect to all or a portion of the option to which they relate. Stock appreciation rights shall not be transferable separate from the option with respect to which they were granted and shall be subject to all of the restrictions on transfer applicable to the said options. Stock appreciation rights shall be exercisable only at such times and by such persons as are specified in the option agreement governing the stock option with respect to which the stock appreciation rights were granted. A stock appreciation right shall provide that an Optionee shall have the right to receive a percentage, not greater than One Hundred Percent (100%), of the excess over the option price, if any, of the fair market value of the shares of Common Stock covered by the option, as determined by the Committee as of the date of exercise of the stock appreciation right, in the manner provided for herein. Such amount shall be payable in one or more of the following manners, as shall be determined by the Committee;





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
                 (a)      in cash;

                 (b) in shares of Common Stock having a fair market value equal to such amount; or

                 (c)      in a combination of cash and Common Stock;

provided, however, that stock appreciation rights may be settled only in cash unless the Company shall have been subject to the reporting requirements of
Section 13(a) of the Exchange Act (and complied therewith) for at least a one-year period prior to the settlement.

If payment is made in whole or in part in shares of Common Stock, such payment shall thereby reduce the number of shares available for the grant of options under this Plan.

         In no event may any Optionee exercise any stock appreciation rights granted hereunder unless such Optionee is then permitted to exercise the option or the portion thereof with respect to which such stock appreciation rights relate. If the option agreement with the Optionee provides that exercise of the stock appreciation right shall be in lieu of exercise of the option, then
(i) upon the exercise of any stock appreciation rights, the option or that portion thereof to which the stock appreciation rights relate shall be canceled, and (ii) upon the exercise of the option or that portion thereof to which the stock appreciation rights relate, the stock appreciation rights shall be canceled, and the option agreement governing such option shall be deemed amended as appropriate without any further action by the Committee or the Optionee. If the option agreement with the Optionee provides that exercise of the stock appreciation right shall be in addition to exercise of the option, then (i) upon the exercise of any stock appreciation rights, the option or that portion thereof to which the stock appreciation rights relate shall be deemed exercised and (ii) upon the exercise of the option, the stock appreciation rights corresponding thereto shall be deemed exercised to the extent the option is exercised. The terms of any stock appreciation rights granted hereunder shall be incorporated into the option agreement which governs the option with respect to which the stock appreciation rights are granted, and shall be such terms as the Committee shall prescribe which are not inconsistent with this Plan. The granting of an option or stock appreciation right shall impose no obligation upon the Optionee to exercise such option or right. The Company's obligation to satisfy stock appreciation rights shall not be funded or secured in any manner.

         10.  Certain Timing Requirements.

         Unless the Committee determines that Rule 16b-3 is not applicable to the participant, shares of Common Stock issuable to the Optionee upon exercise of the Option may be used to satisfy the Option price (or if applicable, the tax withholding consequences of such exercise) only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the Optionee to use shares of Common Stock issuable to the Optionee upon exercise of the Option to pay all or part of the Option price or the withholding taxes (subject to the approval of the Committee) made at least 6 months prior to the payment of such Option price or withholding taxes.

         Unless the Committee determines that Rule 16b-3 is not applicable to the participant, any exercise by a participant of a stock appreciation right for cash shall be made only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii)





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
pursuant to an irrevocable written election by the participant to receive cash, in whole or in part, upon exercise of his stock appreciation right (subject to the approval of the Committee) made at least 6 months prior to the exercise of the stock appreciation right.

         11. Investment Representation, Approvals and Listing. The Committee may condition its grant of any option hereunder upon receipt of an investment representation from the Optionee which shall be substantially similar to the following:

                 "Optionee agrees that any shares of Common Stock of Media Arts Group, Inc. which Optionee may acquire by virtue of the exercise of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the shares of Common Stock of Media Arts Group, Inc. which are subject to this option shall be registered under the Securities Act of 1933, as amended, or in the event Media Arts Group, Inc. is otherwise satisfied that the offer or sale of the shares of Common Stock which are subject to this option may lawfully be made without registration under the Securities Act of 1933, as amended".

The Company shall not be required to issue any certificates for shares of Common Stock upon the exercise of an option or a stock appreciation right granted under the Plan prior to (i) obtaining any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares of Common Stock to listing on any national securities exchange on which the shares of Common Stock may be listed, (iii) completion of any registration or other qualification of the shares of Common Stock under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable, or the determination by the Committee, in its sole discretion, that any registration or other qualification of the shares of Common Stock is not necessary or advisable, and (iv) obtaining an investment representation from the Optionee in the form set forth above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.

         12.     General Provisions.

                 (a) Option Agreements Need Not Be Identical. The form and substance of option agreements and grants of stock appreciation rights, whether granted at the same or different times, need not be identical.

                 (b) No Right To Be Employed, Etc. Nothing in the Plan or in any option agreement shall confer upon any Optionee any right to continue in the employ or to be a consultant of the Company or a Subsidiary, or to serve as a member of the Board, or to be entitled to receive any remuneration or benefits not set forth in the Plan or such option agreement, or to interfere with or limit either the right of the Company or a Subsidiary to terminate his or her employment at any time or the right of the shareholders of the company to remove him or her as a member of the Board with or without cause.

                 (c) Optionee Does Not Have Rights of Shareholder. Nothing contained in the Plan or in any option agreement shall be construed as entitling any Optionee to any rights of a shareholder as a result of the grant of an option until such time as shares of Common Stock are actually issued to such Optionee pursuant to the exercise of an option or stock appreciation right.

                 (d) Successors In Interest. The Plan shall be binding upon the successors and assigns of the Company.





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
                 (e) No Liability Upon Distribution of Shares. The liability of the Company under the Plan and any distribution of Common Stock made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company or the Committee in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan, including, but not limited to, any liability to any Federal, state, or local tax authority and/or any securities regulatory authority.

                 (f) Taxes. Appropriate provisions shall be made for all taxes required to be withheld and/or paid in connection with the options or the exercise thereof, and the transfer of shares of Common Stock pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign.

                 (g) Use of Proceeds. The cash proceeds received by the Company from the issuance of shares of Common Stock pursuant to the Plan will be used for general corporate purposes or in such other manner as the Board of Directors deems appropriate.

                 (h) Expenses. The expenses of administering the Plan shall be borne by the Company.

                 (i) Captions. The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

                 (j) Number. The use of the singular or plural herein shall not be restrictive as to number and shall be interpreted in all cases as the context may require.

                 (k) Gender. The use of the feminine, masculine or neuter pronoun shall not be restrictive as to gender and shall be interpreted in all cases as the context may require.

         13. Termination of the Plan. The Plan shall terminate on February 1, 2004, and thereafter no options shall be granted under the Plan. Notwithstanding the foregoing and subject to the approval of the Board, the Committee may at any earlier time terminate the Plan and thereafter no options shall be granted under the Plan. All options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms of the option agreements governing such options and the terms and conditions of the Plan.

         14. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware and any applicable federal law.

         15. Venue. The venue of any claim brought hereunder by an Employee shall be San Jose, California.

         16. Changes in Governing Rules and Regulations. All references herein to the Code or sections thereof, or to rules and regulations of the Department of Treasury or of the Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.





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


         IN WITNESS WHEREOF, MEDIA ARTS GROUP, INC., by its appropriate officers duly authorized, has executed this instrument as of June 18, 1997.


                                      MEDIA ARTS GROUP, INC.



                                      By: /s/ Kenneth E. Raasch
                                          ----------------------------------
                                          Chairman & Chief Executive Officer



                                       By: /s/ James F. Landrum, Jr.
                                          ----------------------------------
                                          Vice President & General Counsel


























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
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             MEDIA ARTS GROUP, INC.

The undersigned hereby appoints Kenneth E. Raasch, James F. Landrum, Jr. and Raymond A. Peterson proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Media Arts Group, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held September 24, 1997 or any adjournment or postponement thereof.

  (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

                            + FOLD AND DETACH HERE +

                                                            Indicated in
                                                            this example [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

                                                            WITHHELD
                                       FOR                   FOR ALL
Item 1 - ELECTION OF DIRECTORS        [   ]                   [  ]
         Nominees:
         Kenneth E. Raasch
         Thomas Kinkade
         Michael L. Kiley
         Norman T. Mahoney
         Norman A. Nason


 WITHHELD FOR: (Write that nominee's name in the space
provided below)                                          FOR   AGAINST  ABSTAIN

Item 2 - TO APPROVE THE AMENDMENT TO THE EMPLOYEES      [  ]    [  ]      [  ]
         STOCK OPTION PLAN

Item 3 - TO APPROVE RATIFICATION OF PRICE WATERHOUSE,   [  ]    [  ]      [  ]
         LLP AS THE COMPANY'S INDEPENDENT PUBLIC
         ACCOUNTANTS

Item 4 - IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED [  ]    [  ]      [  ]
         TO VOTE UPON SUCH OTHER BUSINESS AS MAY
         PROPERLY COME BEFORE THE MEETING


Signature(s)_______________________________________________ Date_______________

          NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

_______________________________________________________________________________

                            + FOLD AND DETACH HERE +